UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 26, 2012 (November 21, 2012)

Arch Coal, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13105	43-0921172
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

CityPlace One
One CityPlace Drive, Suite 300
St. Louis, Missouri 63141
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code:  (314) 994-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

Indenture

On November 21, 2012, Arch Coal, Inc. (the “Company”), certain wholly owned domestic subsidiaries of the Company named therein (collectively, the “Note Guarantors”) and UMB Bank National Association, as trustee (the “Trustee”), entered into an Indenture, dated as of November 21, 2012 (the “Indenture”), pursuant to which the Company issued $375.0 million aggregate principal amount of 9.875% Senior Notes due 2019 (the “Notes”).  The Notes will mature on June 15, 2019, and interest is payable on the Notes on June 15 and December 15 of each year, commencing June 15, 2013.  The Company’s obligations with respect to the Notes are guaranteed by the Note Guarantors.

At any time prior to December 15, 2015, the Company may redeem up to 35% of the aggregate principal amount of the Notes with the net proceeds from certain equity offerings.  The Company may redeem some or all of the Notes prior to December 15, 2016 at the make-whole prices set forth in the Indenture.  On and after December 15, 2016, the Company may redeem some or all of the Notes for cash at redemption prices set forth in the Indenture.  If the Company experiences specific kinds of changes in control, holders of the Notes will have the right to require the Company to repurchase their Notes at a repurchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase.

The Indenture limits the ability of the Company and its Restricted Subsidiaries (as defined in the Indenture) to, among other things, (i) incur more debt; (ii) pay dividends and make distributions or repurchase stock; (iii) make investments; (iv) create liens; (v) sell assets; (vi) enter into restrictions affecting the ability of restricted subsidiaries to make distributions, loans or advances to the Company; (vii) engage in transactions with affiliates; and (viii) merge or consolidate or transfer and sell assets.

The Indenture provides for customary events of default, including (i) failure to make the payment of any interest on the Notes when the same becomes due and payable, with such failure continuing for 30 days; (ii) failure to make the payment of any principal or premium, if any, on any of the Notes when the same becomes due and payable; (iii) failure to comply with certain covenants or agreements in the Notes, the Indenture or related documents (subject to applicable time periods provided for compliance or cure); (iv) a default by the Company or any Restricted Subsidiary under their respective debt obligations that results in acceleration of the maturity of such debt, or failure to pay any such debt at maturity, in an aggregate amount greater than $100.0 million; (v) the rendering of any final judgment or judgments against the Company or any Restricted Subsidiary for the payment of money in an aggregate amount in excess of $100.0 million, to the extent not paid or covered by insurance, that is not waived, satisfied, stayed or discharged for any period of 60 consecutive days after the right to appeal has expired; (vi) certain events involving bankruptcy, insolvency or reorganization of the Company or certain of its subsidiaries; and (vii) any guarantee of the Notes is held in a judicial proceeding to be unenforceable or invalid or ceases for any reason (other than in accordance with the provisions of the Indenture) to be in full force and effect.  If an event of default (other than certain bankruptcy or insolvency matters) occurs and is continuing, the Trustee or the registered holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare to be immediately due and payable the principal amount of all the Notes then outstanding, plus accrued but unpaid interest.  In case an event of default relating to certain bankruptcy or insolvency matters occurs, such amount with respect to all the Notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or the holders of the Notes.

The Indenture is filed as Exhibit 4.1 to this Current Report on Form 8-K and this description of the material terms of the Indenture is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference.

Registration Rights Agreement

In connection with the issuance and sale of the Notes, the Company and the Note Guarantors entered into a Registration Rights Agreement, dated November 21, 2012 (the “Registration Rights Agreement”), with the representative of the several initial purchasers of the Notes (collectively, the “Initial Purchasers”).  Pursuant to the Registration Rights Agreement, the Company and the Note Guarantors have agreed to file with the Securities and Exchange Commission (the “SEC”) an exchange offer registration statement with respect to a proposed offer by the Company and the Note Guarantors to exchange for the Notes a like aggregate principal amount of senior notes identical in all material respects to the Notes exchanged (except for terms relating to additional interest and transfer restrictions) (such notes issued in exchange, the “Exchange Notes”).  The Company and the Note Guarantors also agreed to (i) use commercially reasonable efforts to cause the exchange offer registration statement to be declared effective as soon as practicable after it is filed with the SEC; (ii) complete a registered exchange offer not later than November 21, 2013; and (iii) if required, have a shelf registration statement declared effective with respect to the Notes.  If the Company fails to satisfy certain of its obligations under the Registration Rights Agreement, it will be required to pay special interest on the Notes equal to an additional 0.25% per annum during the 90-day period immediately following the occurrence of such default, which will increase by 0.25% per annum at the end of each subsequent 90-day period but in no event will exceed 1.00% per annum.

The Registration Rights Agreement is filed as Exhibit 4.3 to this Current Report on Form 8-K, and this description of the material terms of the Registration Rights Agreement is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference.

Incremental Term Loans

On November 13, 2012, the Company announced that it exercised its option under the terms of its senior secured credit facility to request increases in the aggregate lending commitments and corresponding incremental term loans under the term loan facility in the aggregate of $250.0 million.  On November 21, 2012, the Company and certain wholly owned domestic subsidiaries of the Company named therein (the “Loan Guarantors”) entered into an Incremental Amendment, dated as of November 21, 2012 (the “Incremental Amendment”), with the incremental term loan lenders party thereto (collectively, the “Incremental Term Lenders”), Bank of America, N.A., as Term Loan Administrative Agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, PNC Capital Markets LLC, Morgan Stanley Senior Funding, Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, BBVA Securities Inc., RBS Securities Inc. and Union Bank, N.A., as Lead Arrangers.  Pursuant to the Incremental Amendment, the Incremental Term Loan Lenders agreed to provide $250.0 million of additional term loans under the Company’s term loan facility.  In accordance with the terms of the Company’s senior secured credit facility, the size of the Company’s revolving credit facility has decreased correspondingly from $600.0 million to $350.0 million.

The Incremental Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K, and this description of the material terms of the Incremental Amendment is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference.

Amendments to Senior Secured Credit Facility

On November 21, 2012, the Company and the Loan Guarantors entered into a Second Amendment to Amended and Restated Credit Agreement, dated as of November 21, 2012 (the “Second Amendment”), amending that certain Credit Agreement, dated as of June 14, 2011 (as amended to date, the “Credit Agreement”), by and among the Company, as borrower, the Loan Guarantors party thereto, the lenders party thereto and PNC Bank, National Association, as Administrative Agent.  The Second Amendment amended the Credit Agreement to add an option allowing the Company to request incremental term loans under the Company’s term loan facility or increases to the borrowing limit under the Company’s revolving credit facility, in any case in the aggregate of up to $150.0 million, subject to the terms of the Company’s senior secured credit facility relating to overall borrowing limitations.  On November 21, 2012, the Company and the Loan Guarantors also entered into a Third Amendment to Amended and Restated Credit Agreement, dated as of November 21, 2012 (the “Third Amendment”), amending certain of the financial covenants in the Credit Agreement that are applicable to the revolving credit facility thereunder.

The Second Amendment and the Third Amendment are filed as Exhibits 10.2 and 10.3, respectively, to this Current Report on Form 8-K, and this description of the material terms of the Second Amendment and Third Amendment is qualified in its entirety by reference to such exhibits, which are incorporated herein by reference.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 above is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

The following exhibit is attached hereto and furnished herewith.

Exhibit No.	Description

4.1	Indenture, dated as of November 21, 2012, among Arch Coal, Inc., the subsidiary guarantors named therein and UMB Bank National Association, as trustee.

4.2	Form of 9.875% Senior Notes due 2019 (included in Exhibit 4.1).

4.3

Registration Rights Agreement, dated as of November 21, 2012, by and among Arch Coal, Inc., the guarantors party thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the initial purchasers named therein.

10.1

Incremental Amendment, dated as of November 21, 2012, by and among Arch Coal, Inc., as Borrower, the guarantors party thereto, the incremental term loan lenders party thereto, Bank of America, N.A., as Term Loan Administrative Agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, PNC Capital Markets LLC, Morgan Stanley Senior Funding, Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, BBVA Securities Inc., RBS Securities Inc. and Union Bank, N.A., as Lead Arrangers, as Lead Arrangers.

10.2

Second Amendment to Amended and Restated Credit Agreement, dated as of November 21, 2012, by and among Arch Coal, Inc., as Borrower, the guarantors party thereto, the lenders party thereto, Bank of America, N.A., as Term Loan Administrative Agent, and PNC Bank, National Association, as Revolver Administrative Agent.

10.3

Third Amendment to Amended and Restated Credit Agreement, dated as of November 21, 2012, by and among Arch Coal, Inc., as Borrower, the guarantors party thereto, the revolver lenders party thereto and PNC Bank, National Association, as Revolver Administrative Agent.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 26, 2012	Arch Coal, Inc.

	By:	/s/ Robert G. Jones
Robert G. Jones
Senior Vice President—Law, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

4.1	Indenture, dated as of November 21, 2012, among Arch Coal, Inc., the subsidiary guarantors named therein and UMB Bank National Association, as trustee.

4.2	Form of 9.875% Senior Notes due 2019 (included in Exhibit 4.1).

4.3

Registration Rights Agreement, dated as of November 21, 2012, by and among Arch Coal, Inc., the guarantors party thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the initial purchasers named therein.

10.1

Incremental Amendment, dated as of November 21, 2012, by and among Arch Coal, Inc., as Borrower, the guarantors party thereto, the incremental term loan lenders party thereto, Bank of America, N.A., as Term Loan Administrative Agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, PNC Capital Markets LLC, Morgan Stanley Senior Funding, Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, BBVA Securities Inc., RBS Securities Inc. and Union Bank, N.A., as Lead Arrangers, as Lead Arrangers.

10.2

Second Amendment to Amended and Restated Credit Agreement, dated as of November 21, 2012, by and among Arch Coal, Inc., as Borrower, the guarantors party thereto, the lenders party thereto, Bank of America, N.A., as Term Loan Administrative Agent, and PNC Bank, National Association, as Revolver Administrative Agent.

10.3

Third Amendment to Amended and Restated Credit Agreement, dated as of November 21, 2012, by and among Arch Coal, Inc., as Borrower, the guarantors party thereto, the revolver lenders party thereto and PNC Bank, National Association, as Revolver Administrative Agent.